Royalty Flow

Investor Presentation

Regulation A+

Initial Public Offering

March 2018

Contents

Important Notices

Royalty Flow

Important Notices to Readers and Disclaimers

Legal Disclaimer Regarding the Offering. The offering described in this presentation will be made only by means of an offering circular. You should read the offering circular before making any investment. Our offering statement and any statements related to Marshall Mathers, aka Eminem, have not been approved or endorsed by Marshall Mathers. An offering statement on Form 1-A relating to the offering of common stock of Royalty Flow Inc. (the "Company") referred to herein has been filed with the U.S. Securities and Exchange Commission and was qualified on Nov. 22, 2017. An amended Form 1-A has been filed which will require Securities and Exchange Commission qualification prior to continuation of this offering. You may obtain a copy of the most recent version of the offering circular with the following link: www.m-vest.com/RoyaltyFlow. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy the securities can be accepted and no part of the purchase price can be received for an offering under Regulation A, until the offering statement is qualified by the U.S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person's indication of interest is non-binding and involves no obligation or commitment of any kind. .

Cautionary Note on Forward-Looking Statements. This presentation may include "forward-looking statements." To the extent that the information presented in this presentation discusses financial projections, information, or expectations about the Company's business plans, results of operations, returns on equity, markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should," "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." All statements addressing events or developments that the Company expects or anticipates will occur in the future, including but not limited to, the completion of the offering, listing on NASDAQ or another securities exchange and development of a market for its securities, and its business strategy, including acquiring future royalties are "forward-looking statements." Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the offering statement referred to above. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements except as may be required by law.

General Disclaimers. The shares offered by the Company are highly speculative, and investing in the Company's shares involves significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, potential investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the shares, and if a public market develops following the offering, it may not be active or continue. The Company intends to list its shares on the Nasdaq Capital Market and doing so, if successful, will entail significant ongoing corporate obligations including but not limited to disclosure, filing and notification requirements, as well compliance with applicable continued quantitative and qualitative listing standards. Additional information concerning risk factors related to the Company and the offering can be found in the offering statement that can be accessed at the link referred to above.

Use of Non-GAAP Financial Measures. This presentation contains certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Such measures include "IRR" (internal rate of return), "EBITDA" (earnings before interest, taxes, depreciation and amortization) and enterprise value. These non-GAAP financial measures are presented because the Company's management believes these measures help investors understand its business plans by providing perspectives not immediately apparent from net income or loss. These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of IRR, EBITDA and enterprise value herein are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and should not be considered as alternative measures of liquidity or any other financial metric. In addition, readers are advised that the Company's (and other referenced Company's) definitions and method of calculating these measures may be different from those used by other companies, and, accordingly, may not be comparable to similar measures as defined and calculated by other companies that do not use the same methodology as the Company.

Offering Summary

Royalty Flow

Issuer:	Royalty Flow Inc.
Proposed Ticker/ Exchange[1]:	RLTY/ Nasdaq Capital Market
Shares Offered:	Up to 6,666,666 shares
Offering Price:	$7.50 per share
Gross Offering Proceeds:	Up to $50,000,000
Securities Issued[2]:	Common stock (100% Class A primary shares)
Anticipated Use of Proceeds:	Repayment of Promissory Note used to fund the $18.75M Eminem asset, the acquisition of additional royalty interests, general corporate purposes, which may include working capital, repayment of debt obligations, general and administrative matters
Lead Book-Running Agent:	Maxim Group LLC
Offering Circular:	www.m-vest.com/RoyaltyFlow
Expected Closing:	April 2018

(1) Nasdaq approval is conditional upon meeting all applicable requirements, including a $15 million offering
(2) Royalty Exchange is entitled to Class B common stock. The Class B common stock will convert into Class A common stock at a ratio that will entitle the Class B common stock as a class to 20% of the Company's Economic Interests until the Company has sold 6,666,666 shares.

Investment Highlights

Anticipated Annual Dividend	▪ The Company intends to distribute up to 80% of its operating cash flow annually
Industry Growth Opportunities	▪ Streaming growth is now outpacing the effect of declining physical sales and downloads ▪ According to Nielsen, in 2017 total music consumption increased 12.5% and audio on-demand streaming increased 58.7% in the United States
Premium Cornerstone Asset	▪ A portion of royalties from Eminem's full catalog of sound recordings and videos from 1999 – 2013 ▪ Currently the 12th most streamed artist in the world ▪ Best selling hip-hop artist of all time
Proven Business Model	▪ The royalty business model has proven to be successful in the natural resources industry over a long period of time ▪ We are applying the same principles to Royalty Flow, while constructing our portfolio with music assets rather than mines and oil wells
Proprietary Deal Flow	▪ Through our relationship with our parent company, Royalty Exchange, we have a proprietary sourcing engine, allowing us to negotiate with sellers on a one-on-one basis, avoiding the pitfalls that come with a competitive process

Royalty Flow – Capital Allocation Philosophy

- The importance of becoming a public company for Royalty Flow is to gain a cost of capital advantage relative to other buyers of music assets
  - Long lived, cash flows are enjoying a resurgence of growth driven by streaming services uncorrelated to the broader markets
  - Constructing a diversified portfolio of these assets, across decades and across genres, will lower our idiosyncratic risk while also increasing right tail optionality
  - Royalty Flow will drive the cost of equity down further by paying out dividends, simultaneously building in down side support for our shareholders as we execute on our strategy
  - The aforementioned dynamics puts us in an advantageous position to capture returns that are above the cost of capital
- Being public also allows for:
  - Like kind exchanges which deliver tax advantages and diversification for the seller. This will be unique to RLTY since we believe we will be the only buyer in the market with a public currency. Sellers will benefit from:
    - Capital gains being deferred indefinitely
    - The equitization of a royalty stream changes the tax regime from normal income to dividend income
- By optimizing the balance sheet as we construct our portfolio there is an opportunity to drive down our weighted average cost of capital
  - Royalty Flow believes that music royalties can carry a modest debt burden and implementing leverage selectively will serve as a tailwind for our return on equity

Asset Evaluation Criteria and Sourcing

Royalty Flow

Royalty Flow uses a series of quantitative, qualitative, financial, and legal criteria by which we evaluate the potential acquisition of royalty interests. The factors considered include:

- Experience and skill of the active management team
- Royalty Exchange will provide a proprietary sourcing engine
- Track record of royalty earnings
- Longevity and staying power of the underlying intellectual property
- Type of intellectual property royalties
- Potential for long-term revenue growth

Target Unlevered IRR: 8-16%

Experienced Management and Board of Directors

Royalty Flow

Management

Ben Piggott
Chief Executive Officer

- Before joining Royalty Flow, Mr. Piggott was an equity analyst on the small cap team at FMR LLC d/b/a Fidelity Investments, where he covered international energy and materials companies as well as managed sector money
- Previous experience at Legg Mason Capital Management serving as an equity analyst
- Mr. Piggott began his career at Fidelity Investments in 2002, where he covered technology and healthcare equities
- Mr. Piggott received a B.S. in Finance from Bentley College

Jeff Schneider
Chief Financial Officer

- Mr. Schneider served as President and Chief Financial Officer of Royalty Exchange from January 2016 until January 2018
- Prior experience as Chief Executive Officer of a financial publishing company, Choose Yourself Media and helped grow the business to $17 million in gross revenue
- Prior experience as Chief Operating Officer at Early to Rise Publishing
- MBA from Purdue University

Nominees to Board of Directors(1)

John Simson
Board Member

- Mr. Simson has been in the music industry since signing in 1971 as a recording artist and songwriter
- Mr. Simson co-founded and served as Executive Director of SoundExchange from 2001 – 2010, a company which collects royalties from internet and satellite radio services on behalf of recording arties and record labels
- Mr. Simson was at the forefront of the battle for artist's rights and their ability to be paid for their work online

David Hanson
Board Member

- Mr. Hanson is currently Managing Partner of Hillgreen, a private investment platform, and Managing Partner of Stearman Fund, a private family office
- Mr. Hanson sources, evaluates, funds, and manages private and public investments
- Prior experience at Hanson Wells Partners, Deutsche Bank Securities and PNC Capital Markets

Christopher Maxwell
Board Member

- Mr. Maxwell is a Certified Public Accountant
- Prior experience as a Partner at Deloitte & Touche LLP
- Prior experience as Corporate Controller of a publicly traded real estate investment trust

(1) The Company will have two additional inside Board Members after the closing of the offering; Gary Young and Matt Smith

Company Overview

Royalty Flow grants investors exclusive access to media royalty streams

- Royalty Flow offers the most direct exposure to media royalties available on a public exchange
- Royalty Flow will seek to acquire and manage the revenue streams of existing Royalty Interests
- Royalty Flow's business model is to build a diversified portfolio of high-quality Royalty Interests
- Royalty Flow's target is to acquire assets generating uncorrelated IRRs of 8% - 16%

Acquisition & Growth Strategy:

Initially focus on music assets, which is the core competency of the parent company, Royalty Exchange. Key differentiators to sellers include passive partial interest and tax benefits

Actively analyze and potentially include other forms of media-based Intellectual Property, including but not limited to:

ROYALTY FLOW WILL TARGET

Dividend Growth	Capital Appreciation	Cost Efficiency

Sponsor Overview – Royalty Exchange

- Royalty Exchange specializes in finding, valuing and administering media-based intellectual property
- Royalty Exchange creates financing opportunities for artists, songwriters, and rights holders
- The executive team has provided financing options for more than 226 music catalogs since March 2016
- Royalty Exchange expects to provide Royalty Flow access to its direct pipeline for future acquisitions
- Royalty Exchange's interests will be aligned with shareholders; Royalty Exchange will own approximately 20% of the economic interests of Royalty Flow

Music Royalty Overview

Asset Class Overview



Consistent Income / Cash Flow
Capital Appreciation Potential
Long-Term Assets (paid for the life of the artist +70 years)
Uncorrelated to the broader economy

Music Royalty Income

- Downloads
- Television
- Streams
- Advertisements
- Physical album sales
- Radio
- Bars
- Movies
- Restaurants
- Concerts - Stadiums

Music Industry Growth

TECHNOLOGICAL ADVANCES → **DIGITAL STREAMING SUBSCIPTIONS** → **IMPROVED CONSUMER DATA & TRANSPARENCY** → **IMPROVED ROYALTY ASSETS**

TECHNOLOGICAL ADVANCES	DIGITAL STREAMING SUBSCIPTIONS	IMPROVED CONSUMER DATA & TRANSPARENCY	IMPROVED ROYALTY ASSETS
SMART PHONES	APPLE MUSIC	PLAYS	PREDICTABILITY
BETTER MOBILE	SPOTIFY	DOWNLOADS	VALUE
NETWORKS	PANDORA	LIKES/SKIPS	QUALITY

"[THE MUSIC INDUSTRY] IS FINALLY TURNING THE CORNER. AFTER 15 YEARS OF DESTRUCTION, THE NEXT 15 YEARS ARE ALL ABOUT VALUE CREATION"

- LISA YANG
  - Goldman Sachs Executive Director of Media & Internet

Source: http://www.goldmansachs.com/our-thinking/pages/music-in-the-air.html

Music Industry Growth (cont.)

Royalty Flow

Digital Streaming Paid Revenues: Revised Upwards

Goldman Sachs recently doubled its 2030 projection for music industry revenue from digital streaming.



2016 Digital Streaming: Global Paid Revenues
$3.0B
GS 2030 Projection (12/2016)
$14.1B
Revised Projection
GS 2030 Projection (08/2017)
$28.0B

Spotify Paid Subscriber Growth



80
70
60
50
40
30
20
10
0
Jul-10
Jan-11
Jul-11
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Spotify Paying Subscribers (millions)

112 million paid streaming subscribers equal only 3% of the global smartphone population

Source: Goldman Sachs Equity Research, GS Music in the Air Series. - August 28, 2017

Royalty Business Models Get Premium Multiples

Company	Ticker	Asset Base	Market Cap ($B)	Enterprise Value ($B)	EBITDA Margin[1]	EV / EBITDA[1]	Price / Book[1]
Franco-Nevada	FNV	Metals, Oil and Gas	$ 14.5	$ 14.0	76.1%	27.7x	3.1x
Wheaton Precious Metals	WPM	Precious Metals	9.8	10.6	67.4%	18.3x	1.9x
PrairieSky Royalty[2]	PSK CN	Oil and Gas	6.1	6.0	85.7%	27.0x	2.8x
Royal Gold	RGLD	Precious Metals	5.7	6.2	70.3%	20.3x	2.5x

	EBITDA Margin[1]	EV / EBITDA[1]	Price / Book[1]
Max	85.7%	27.7x	3.1x
Mean	74.9%	23.3x	2.6x
Median	73.2%	23.6x	2.7x
Min	67.4%	18.3x	1.9x

Source: Data from Thomson Reuters, as of January 22, 2018
(1) Values are derived from TTM data
(2) Data was converted to USD using the following conversion: $1 CAD = $.80 USD

Premier Platinum First Asset

Royalty Flow

A PORTION OF EMINEM'S FULL CATALOG (1999-2013)

- All of Eminem's albums from 1999's Slim Shady LP up to and including 2013's Marshall Mathers LP2
- All of Eminem's music videos
- Eminem's side projects including works with Dr. Dre, Rihanna and more
- Revenue history 20+ years

*Asset being acquired is up to a 25% royalty interest from FBT Productions, the individuals who discovered and developed Eminem

- Globally, has sold more than 172 million albums
- In 2017, Eminem is the 12th most streamed artist in the world
- Long-term relevance: This catalog has four albums currently charting on the Billboard 200; three of which are among the top 20 longest-charting of all time, and "Curtain Call" was named the longest-charting hip-hop album in history.
- Best-selling hip-hop artist of all time
- Named Billboard's "Artist of the Decade" for 2000-2010
- 43 Grammy Award nominations, 15 Grammy wins – including 6 for Best Rap Album
- Won an Oscar for Best Original Song with "Lose Yourself"
- One of the best-selling artists of all time, with 10 No. 1 albums and 5 No. 1 singles
- Sixth best-selling artist in the United States

Source: https://www.billboard.com/articles/columns/the-juice/8044791/eminem-marks-sales-hot-100-milestones
Source: Nielsen

The Eminem Catalog Financial Highlights

Royalty Flow

Song Title (Top 20 by Revenue)
The Monster
Berzerk
Lose Yourself
Rap God
Love The Way You Lie - Album V
'Till I Collapse
Without Me
The Real Slim Shady
Survival
Not Afraid
Marshall Mathers
Stan
Mockingbird
Headlights
When I'm Gone
Shake That
Superman
My Name Is
Sing For The Moment
8 Mile

Catalog Total Earnings(1)



$7.4
$3.9
$15.1
$3.6
$10.4
$3.5
$5.1
2010
2011
2012
2013
2014
2015
2016

- The Catalog's royalties grew by 43% from 2015 to 2016, even though Eminem hasn't released a new album since 2013
- The streaming royalties grew by 76% in calendar year 2016 over calendar year 2015

(1) Figures in USD, in millions

Financial Overview

TOTAL EARNINGS OF THE EMINEM ASSET[1]



Total Revenue
$3.5 million
$2.2 million
63%
$1.3 million
37%
Total Revenue
$5.1 million
$2.7 million
54%
$2.3 million
46%
Total Revenue
$2.7 million
$1.0 million
36%
$1.7 million
64%
2015
2016
1H-2017
Streaming
Non-Streaming

Streaming revenue has increased 55% from 1H 2016 to 1H 2017

(1) Figures in USD, in millions

Investment Highlights

Anticipated Annual Dividend

Industry Growth Opportunities

Premium Cornerstone Asset

Proven Business Model

Proprietary Deal Flow

Royalty Flow

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